Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES THIRD QUARTER
2014 FINANCIAL RESULTS

BOCA RATON, Fla., November 5, 2014--Cross Country Healthcare, Inc. (NASDAQ: CCRN) today announced financial results for the third quarter ended September 30, 2014. The third quarter includes the results of the Medical Staffing Network ("MSN") acquisition that closed on June 30, 2014.

•	Revenue was $188.9 million up 75% year-over-year and 54% sequentially

•	Adjusted EBITDA was $6.6 million or 3.5% of revenue

•	Cash Flow from Operations was $2.5 million

•	Fourth Quarter Guidance: Revenue of $187 million - $192 million and Adjusted EBITDA margin of 3.5% - 4.0%

“Our strong results this quarter reflect the excellent progress we have made driving revenue growth and integrating our recent acquisition of MSN. I am particularly pleased with the year-over-year pro forma revenue growth in all three service lines of Nurse and Allied, led by travel nursing which was up 22%,” said William J. Grubbs, president and Chief Executive Officer. “We expect pro forma year-over-year consolidated revenue growth of 8-11% and improved profitability in the fourth quarter led by increasing demand for our Nurse and Allied services, which accelerated throughout the third quarter.”

Third quarter consolidated revenue was $188.9 million, an increase of 75% from the same quarter last year, and 54% sequentially. On a pro forma basis, revenue was up 7% from the prior year and 2% sequentially. The Company's consolidated gross profit margin was 25.0%, down 110 basis points from the same quarter last year and 140 basis points sequentially. Adjusted EBITDA (see table titled “Reconciliation of Non-GAAP Financial Measures”) was $6.6 million or 3.5% of revenue, as compared with $2.9 million or 2.7% of revenue in the prior year. Loss from continuing operations was $7.5 million or $0.24 per diluted share primarily due to a combination of a $7.3 million non-cash change in the fair value of convertible note derivative liability and $2.4 million of acquisition and integration costs, representing a loss of $0.31 per diluted share. This compared with income from continuing operations of $1.5 million or $0.05 per diluted share in the prior year quarter. Cash flow from operations was $2.5 million during the third quarter of 2014, compared with $7.2 million in the third quarter of 2013. The year-over-year decline in cash flow from operations was primarily attributable to an increase in receivables due to timing of receipts and the impact of sequential growth throughout the quarter.

For the nine months ended September 30, 2014, consolidated revenue was $429.7 million, an increase of 31% from the same period last year. Consolidated gross profit margin was 25.6%, down 20 basis points from the same period last year. Adjusted EBITDA was $10.9 million or 2.5% of revenue, as compared with $6.6 million or 2.0% of revenue in the prior year. Loss from continuing operations was $11.4 million or $0.37 per diluted share, as compared with a loss of $1.3 million or $0.04 per diluted share in the same period last year. Year-to-date loss from continuing operations reflects the $7.3 million non-cash change in the fair value of the convertible note derivative liability, $5.4 million of acquisition and integration costs and $0.8 million of restructuring charges, representing a loss of $0.43 per diluted share, for the year-to-date period ended September 30, 2014.

Quarterly Business Segment Highlights

Nurse & Allied
Revenue from the nurse and allied staffing business segment increased 125% from the same quarter last year, and 79% sequentially. On a pro forma basis revenue was up 12% year-over-year and 3% sequentially. Contribution income in this segment was $12.6 million, up from $5.0 million in the same quarter last year. The year-over-year increase in segment revenue and contribution income came from a combination of robust organic revenue growth and the impact of acquisitions. Average field FTEs increased to 6,396 from 2,241 in the same quarter last year. Revenue per FTE per day was $251 compared to $318 in the same quarter last year reflecting the impact of lower average bill rates of the acquired businesses.

Physician Staffing
Revenue from the physician staffing business decreased 3% year-over-year and increased 5% sequentially. The year-over-year decrease is primarily due to lower volume, partly offset by the impact of the MSN acquisition. On a sequential basis, the increase is due entirely to the impact of the acquisition of MSN. Contribution income was $1.5 million, down from $2.2 million in the same quarter last year. Total days filled decreased to 22,742 from 24,011 in the same quarter last year. Revenue per day filled decreased to $1,428 from $1,461 in the same quarter last year, reflecting the impact of lower revenue per day filled of the acquired business.

Other Human Capital Management Services
Revenue from the other human capital management services business segment was $9.1 million, essentially flat from the same quarter last year and down 1% sequentially. Contribution income was negative $0.1 million, compared to a positive $0.1 million in the same quarter last year.

Cash Flow and Balance Sheet Highlights

Cash flow provided by operating activities was $2.5 million for the quarter. At September 30, 2014, the Company had $7.7 million in cash and cash equivalents and $58.1 million of debt, excluding the non-cash change in the fair value of convertible note derivative liability of $7.3 million. The Company had $39.7 million of availability under its credit facility at September 30, 2014.

Outlook for Fourth Quarter 2014

The Company also provided its guidance for the fourth quarter of 2014:

	Range	Year-over-Year
Change

Revenue	$187 million - $192 million	71 - 76%

Gross Profit Margin	25.7% - 26.2%	(50) - 0bps

Adjusted EBITDA margin	3.5% - 4.0%	190-240 bps

The estimates above are based on current management expectations and as such are forward-looking and actual results may differ materially. These ranges do not include the potential impact of any future mergers, acquisitions or other business combinations, any impairment charges or valuation allowances, or any material legal or restructuring charges.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, November 6, 2014, at 9:00 A.M. EST to discuss its third quarter 2014 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. From November 6th through November 20th, a replay of the webcast will be available at the Company's website and a replay of the conference call will be available by telephone by calling 800-395-7443 from anywhere in the U.S. or 203-369-3271 from non-U.S. locations - Passcode: 2014.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's operating performance. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc., headquartered in Boca Raton, Florida, is a national leader in providing healthcare recruiting, staffing and workforce management solutions. With more than 30 years of experience, we are dedicated to placing highly qualified nurses and physicians as well as allied health, advanced practice and case management professionals. We provide both retained and contingent placement services for physicians, as well as retained search services for healthcare executives. We have more than 4,300 active contracts with a broad range of clients, including acute care hospitals, physician practice groups, nursing facilities, rehabilitation and sports medicine clinics, government facilities, as well as nonclinical settings such as homecare and schools. Through our national staffing teams and network of more than 70 branch office locations, we are able to place clinicians for travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs, workforce assessments, internal resource pool consulting and development, electronic medical record transition staffing and recruitment process outsourcing. In addition, we provide education and training programs for healthcare professionals through seminars and e-learning tools.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2014	2013	2014	2014	2013

Revenue from services	$188,944	$108,048	$122,656	$429,691	$329,132
Operating expenses:
Direct operating expenses	141,667	79,864	90,220	319,528	244,234
Selling, general and administrative expenses	40,858	25,504	29,167	99,480	79,172
Bad debt expense	257	215	32	721	769
Depreciation	1,005	890	817	2,796	2,952
Amortization	1,011	552	784	2,580	1,684
Acquisition and integration costs (a)	2,383	—	2,747	5,425	—
Restructuring costs	—	109	755	755	484
Legal settlement charge	—	—	—	—	750
Total operating expenses	187,181	107,134	124,522	431,285	330,045
Income (loss) from operations	1,763	914	(1,866)	(1,594)	(913)
Other expenses (income):
Foreign exchange (gain) loss	(11)	(53)	27	63	(154)
Interest expense	1,832	190	289	2,376	634
Change in fair value of convertible note derivative liability	7,308	—	—	7,308	—
Loss on early extinguishment and modification of debt (b)	—	—	—	—	1,419
Other (income) expense, net	(51)	(32)	(7)	3	(83)
(Loss) income from continuing operations before income taxes	(7,315)	809	(2,175)	(11,344)	(2,729)
Income tax expense (benefit)	169	(644)	1,006	104	(1,401)
(Loss) income from continuing operations	(7,484)	1,453	(3,181)	(11,448)	(1,328)
(Loss) income from discontinued operations, net of income taxes (c)	—	(539)	—	—	1,943
Net (loss) income	(7,484)	914	(3,181)	(11,448)	615
Less: Net income attributable to non-controlling interest in subsidiary	118	—	—	118	—
Net (loss) income attributable to Cross Country Healthcare, Inc.	$(7,602)	$914	$(3,181)	$(11,566)	$615

Net (loss) income per common share, basic:
Continuing operations	$(0.24)	$0.05	$(0.10)	$(0.37)	$(0.04)
Discontinued operations	—	(0.02)	—	—	0.06
Net (loss) income attributable to Cross Country Healthcare, Inc.	$(0.24)	$0.03	$(0.10)	$(0.37)	$0.02

Net (loss) income per common share, diluted:
Continuing operations	$(0.24)	$0.05	$(0.10)	$(0.37)	$(0.04)
Discontinued operations	—	(0.02)	—	—	0.06
Net (loss) income attributable to Cross Country Healthcare, Inc.	$(0.24)	$0.03	$(0.10)	$(0.37)	$0.02

Weighted average common shares outstanding:
Basic	31,245	31,085	31,151	31,165	30,984
Diluted	31,245	31,161	31,151	31,165	30,984

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA (d)
(Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2014	2013	2014	2014	2013

Income (loss) from operations	$1,763	$914	$(1,866)	$(1,594)	$(913)
Depreciation	1,005	890	817	2,796	2,952
Amortization	1,011	552	784	2,580	1,684
Acquisition and integration costs (a)	2,383	—	2,747	5,425	—
Restructuring costs	—	109	755	755	484
Legal settlement charge	—	—	—	—	750
Equity compensation	416	451	90	958	1,635
Adjusted EBITDA (d)	$6,578	$2,916	$3,327	$10,920	$6,592

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,732	$8,055
Accounts receivable, net	108,506	60,750
Income taxes receivable	792	538
Prepaid expenses	8,385	6,163
Insurance recovery receivable	4,611	3,886
Indemnity escrow receivable	—	3,750
Other current assets	1,072	793
Total current assets	131,098	83,935
Property and equipment, net	12,350	6,170
Trade names, net	48,201	42,301
Goodwill, net	91,109	77,266
Other identifiable intangible assets, net	34,818	26,198
Debt issuance costs, net	1,310	464
Non-current insurance recovery receivable	16,867	10,914
Non-current security deposits	715	997
Total assets	$336,468	$248,245

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$19,129	$10,272
Accrued employee compensation and benefits	34,012	19,148
Current portion of long-term debt	4,607	8,483
Sales tax payable	2,718	2,404
Deferred tax liabilities	638	535
Other current liabilities	4,441	4,063
Total current liabilities	65,545	44,905
Long-term debt	60,751	93
Non-current deferred tax liabilities	19,535	16,849
Long-term accrued claims	32,546	18,303
Long-term deferred purchase price	2,424	—
Long-term unrecognized tax benefits	1,487	4,013
Other long-term liabilities	4,147	3,415
Total liabilities	186,435	87,578

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	247,038	246,325
Accumulated other comprehensive loss	(1,075)	(970)
Accumulated deficit	(96,257)	(84,691)
Total Cross Country Healthcare stockholders' equity	149,709	160,667
Non-controlling interest	324	—
Total stockholders' equity	150,033	160,667
Total liabilities and stockholders' equity	$336,468	$248,245

Cross Country Healthcare, Inc.
Segment Data (e)
(Unaudited, amounts in thousands)

	Three Months Ended						YOY	Sequential
	September 30,	% of	September 30,	% of	June 30,	% of	% change	% change
	2014	Total	2013	Total	2014	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing (f)	$147,518	78%	$65,580	61%	$82,616	67%	125%	79%
Physician Staffing (f)	32,286	17%	33,353	31%	30,849	25%	(3)%	5%
Other Human Capital Management Services	9,140	5%	9,115	8%	9,191	8%	—%	(1)%
	$188,944	100%	$108,048	100%	$122,656	100%	75%	54%

Contribution income (g)
Nurse and Allied Staffing (f) (h)	$12,575		$4,998		$6,652		152%	89%
Physician Staffing (f)	1,478		2,243		1,874		(34)%	(21)%
Other Human Capital Management Services	(55)		55		(232)		(200)%	76%
	13,998		7,296		8,294		92%	69%

Unallocated corporate overhead (h)	7,836		4,831		5,057		(62)%	(55)%
Depreciation	1,005		890		817		(13)%	(23)%
Amortization	1,011		552		784		(83)%	(29)%
Acquisition and integration costs (a)	2,383		—		2,747		(100)%	13%
Restructuring costs	—		109		755		100%	100%
Income (loss) from operations	$1,763		$914		$(1,866)		93%	194%

	Nine Months Ended						YOY
	September 30,	% of	September 30,	% of			% change
	2014	Total	2013	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing (f)	$310,327	72%	$202,309	61%			53%
Physician Staffing (f)	92,271	22%	97,933	30%			(6)%
Other Human Capital Management Services	27,093	6%	28,890	9%			(6)%
	$429,691	100%	$329,132	100%			31%

Contribution income (g)
Nurse and Allied Staffing (f) (h)	$25,196		$13,665				84%
Physician Staffing (f)	4,103		7,031				(42)%
Other Human Capital Management Services	(121)		879				(114)%
	29,178		21,575				35%

Unallocated corporate overhead (h)	19,216		16,618				(16)%
Depreciation	2,796		2,952				5%
Amortization	2,580		1,684				(53)%
Acquisition and integration costs (a)	5,425		—				(100)%
Restructuring costs	755		484				(56)%
Legal settlement charge	—		750				100%
Income (loss) from operations	$(1,594)		$(913)				(75)%

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		September 30,		June 30,		September 30,	September 30,
	2014		2013		2014		2014	2013

Net cash provided by (used in) operating activities (in thousands)	$2,475		$7,161		$3,703		$(3,056)	$11,559

Nurse and Allied Staffing statistical data:
FTEs (f) (i)	6,396		2,241		3,177		4,227	2,341
Average nurse and allied staffing revenue per FTE per day (f) (j)	$251		$318		$286		$269	$317

Physician Staffing statistical data:
Days filled (f) (k)	22,742		24,011		21,147		64,690	69,861
Revenue per day filled (f) (l)	$1,428		$1,461		$1,444		$1,432	$1,418

(a) On December 2, 2013, the Company acquired the operating assets of On Assignment, Inc.’s Allied Healthcare staffing division. For the three and nine months ended September 30, 2014, $0.1 million and $0.7 million, respectively, of acquisition and integration costs were related to this acquisition.
On June 30, 2014, the Company acquired substantially all of the operating assets and certain liabilities of Medical Staffing Network Healthcare, LLC. For the three and nine months ended September 30, 2014, $2.3 million and $4.7 million of acquisition and integration costs were related to this acquisition.
(b) Loss on early extinguishment and modification of debt relates to the write-off of unamortized net debt issuance costs related to the repayment of the Company's term loan and revolver in 2013.
(c) The Company sold its clinical trial services business on February 15, 2013. The clinical trial services business was classified as discontinued operations. As of September 30, 2013, the transaction resulted in a gain on sale of $4.0 million pretax, or $1.7 million after tax.
(d) Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as income or loss from operations before depreciation, amortization, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges and non-cash equity compensation. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to income or loss from operations as an indicator of operating performance. Management uses Adjusted EBITDA as one performance measure in its annual cash incentive program for certain members of its management team. In addition, management monitors Adjusted EBITDA for planning purposes. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Management believes Adjusted EBITDA, as defined, is useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(e) Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(f) Effective January 1, 2014, the allied health staffing business of MDA is being reported in the physician staffing business segment. Prior year amounts have been reclassified to conform to the current period's presentation.
(g) Contribution income is defined as income or loss from operations before depreciation, amortization, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.
(h) Certain prior year amounts have been reclassified to conform to the current period's presentation. In 2014, the Company refined its methodology for allocating certain corporate overhead expenses and the nurse and allied staffing expenses to more accurately reflect this segment's profitability.
(i) FTEs represent the average number of nurse and allied contract staffing personnel on a full-time equivalent basis.
(j) Average revenue per FTE per day is calculated by dividing the nurse and allied staffing revenue by the number of days worked in the respective periods. Nurse and allied staffing revenue also includes revenue from permanent placement of nurses.
(k) Days filled is calculated by dividing the total hours filled during the period by 8 hours. Effective January 1, 2014, days filled for all periods presented excludes accrued days filled.
(l) Revenue per day filled is calculated by dividing the actual revenue invoiced by the Company's physician staffing segment by days filled for the period presented. Effective January 1, 2014, the applicable revenue for all periods presented excludes permanent placement and accrued revenue.

Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com

Source: Cross Country Healthcare, Inc.